                                                              EXHIBIT 1(A)(3)(c)
                                                                     Page 1 of 2



                           Schedule of Sales Commissions
                          (Broker-Dealers other than ESI)



Broker-dealers other than ESI are compensated for sales of this Policy on a gross concession and service fee basis. The compensation is calculated as a percentage of premium paid up to the Commissionable Target Premium (a target amount used only to determine commission payments), plus a percentage of premium paid in excess of Commissionable Target Premium. The schedule of percentage is as follows:


Percent of Premium up to Commissionable Target Premium:


Policy Year             Gross Concession
-----------
     1                       90%
     2-10                    4%
     11+                     1.5%




Percent of Premium in excess of Commissionable Target Premium:

Policy Year             Gross Concession
-----------
1                       4%
2-10                    4%
11+                     1.5%



Service fees beginning in policy year 5 of 0.20% of unloaned Accumulated Value (paid quarterly)

                                                              EXHIBIT 1(A)(3)(c)
                                                                     Page 2 of 2



                           Schedule of Sales Commissions
                          (ESI Registered Representatives)



ESI Registered Representatives are compensated for sales of this Policy on a commission and service fee basis. The compensation is calculated as a percentage of premium paid up to the Commissionable Target Premium (a target amount used only to determine commission payments), plus a percentage of premium paid in excess of Commissionable Target Premium. The schedule of percentage is as follows:



Percent of Premium up to Commissionable Target Premium:

Policy Year             Commission        Service Fee
----------
     1                       50%
     2-10                                     4.0%
     11+                                      1.5%



Percent of Premium in excess of Commissionable Target Premium:

Policy Year             Commission        Service Fee
----------              ----------        -----------
     1                       2%
     2-10                                     2.0%
     11+                                      1.5%



Service fees beginning in policy year 5 of 0.15% of unloaned Accumulated Value (paid quarterly)